UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 28, 2009, James H. Hugar and G. Grant Lyon (the “New Directors”) were each appointed as directors of Vitesse Semiconductor Corporation (the “Company”). The New Directors have not yet been named to any of the committees of the Board of Directors. These appointments will become effective upon the closing of the debt restructuring transactions (the “Closing”) contemplated by the Debt Conversion Agreement filed with the Securities and Exchange Commission in the Company’s Current Report on Form 8-K on October 20, 2009.

Mr. Hugar recently retired from Deloitte & Touche LLP, where he served as partner-in-charge of the Southern California Investment Companies Industry and Broker/Dealer Practice. His clients included financial service companies, community banking, distribution, and companies within the aerospace and defense industries. Mr. Hugar has 35 years of experience in public accounting. He has participated in hundreds of audit committees of boards of directors and trustees for both publicly and privately held companies.

Mr. Hugar holds a bachelor’s degree from Pennsylvania State University and an MSBA degree from the University of California at Los Angeles. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Mr. Lyon is currently the president of Odyssey Capital Group, LLC, a financial advisory and management consulting firm, where he has been since 2005. In 2005, Mr. Lyon served as interim Chief Financial Officer of Hypercom Corporation. Before 2005, Mr. Lyon held positions as managing director at Ernst & Young Corporate Finance, LLC; managing member of Golf Equity, LLC; vice president, Capital Markets at Evans Withycombe Residential, Inc. and Arthur Andersen, where he began his career. Mr. Lyon has been involved in corporate initiatives that have included capital acquisition, business and securities valuation, acquisitions and mergers, and bankruptcy reorganizations.

Mr. Lyon currently serves as a director of Fairfield Residential LLC and as chairman of the board of Three Five Systems, Inc. He holds a bachelor’s degree and an MBA degree from Brigham Young University. Mr. Lyon is also a certified public accountant.

Pursuant to the terms of the Company’s Amended and Restated 2001 Stock Incentive Plan and only upon the New Directors’ appointments becoming effective, the New Directors will each be granted an option to purchase 75,000 shares of common stock of the Company at an exercise price equal to the Company’s closing stock price on the date of grant. Each of their options will have a ten-year term and will vest in full one year and one day following the date of grant, so long as each remains a director. The New Directors will also execute an indemnity agreement with the Company that is substantially the same as the indemnity agreements with all the directors of the Company, the form of which is attached to the Company’s Current Report on Form 8-K filed on August 22, 2007.

Resignation of Directors

On October 22, 2009, Guy W. Adams and Willow B. Shire, and on October 26, 2009, Robert A. Lundy, (together, the “Departing Directors”) notified the Company that they will resign as Directors of the Company, effective upon the Closing. The Departing Directors’ resignations are conditioned upon both the occurrence of the Closing and the acceptance of such resignations by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2009

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Michael B. Green
Michael B. Green
Vice President, General Counsel and Secretary